Signatures

	Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 the Registrant has duly caused this amendment to this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Austin the in State of Texas on November 26th, 1997.

	TEXAS CAPITAL VALUE FUNDS, INC.

					by:  Mark A. Coffelt
					     Mark A Coffelt
				           President


Mark A. Coffelt	President, Chief Investment Officer and Director
Mark A Coffelt						Nov 26, 1997

Edward Clark		Director			Nov 26, 1997
Edward D. Clark

John Henry McDonald	Director			Nov 26, 1997
John Henry McDonald

Janis Claflin		Director			Nov 26, 1997
Janis Claflin

Eric Barden			Secretary			Nov 26, 1997
Eric Barden